Exhibit 16.1

April 3,2012

Grant Thornton LLP
201 S College Street, Suite 2500 Charlotte, NC 28244-0100

T 704.632.3500
U.S. Securities and Exchange Commission	F 704.334.7701
Office of the Chief Accountant	www.GrantThornton.com
100 F Street, NE
Washington, DC 20549

Re:	Polymer Group, Inc.
File No. 1-14330

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Polymer Group, Inc. dated April 3,2012, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP